Exhibit 99.4

OFFER TO EXCHANGE

All Outstanding

New York Registry Shares (the “KLM NY Registry Shares”)

of

KLM ROYAL DUTCH AIRLINES

for

American Depositary Shares (the “Air France ADSs”)

Representing Ordinary Shares (the “Air France Shares”)

and

American Depositary Warrants (the “Air France ADWs”)

Representing Warrants (the “Air France Warrants”)

of

SOCIÉTÉ AIR FRANCE

THE EXCHANGE OFFER COMMENCES ON MONDAY, APRIL 5, 2004.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 5:00 P.M., NEW YORK CITY TIME,

ON MONDAY, MAY 3, 2004, UNLESS THE EXCHANGE OFFER IS EXTENDED.

The Dealer Manager for the Exchange Offer in the United States is:

Lazard

To Our Clients:

Enclosed for your consideration is the Prospectus, dated April 5, 2004 (the “Prospectus”), relating to the offer (the “Exchange Offer”) by société Air France, a company organized under the laws of the Republic of France (“Air France”), to exchange 11 American Depositary Shares (the “Air France ADSs”), each Air France ADS representing the right to receive one (1) ordinary share, nominal value €8.50 per share (an “Air France Share”), and 10 American Depositary Warrants (the “Air France ADWs”), each Air France ADW representing the right to receive one (1) warrant (an “Air France Warrant”), of Air France, for every ten (10) outstanding New York Registry Shares (the “KLM NY Registry Shares”), of KLM Royal Dutch Airlines, a corporation organized under the laws of the Netherlands (“KLM”), in each case, upon the terms and subject to the conditions set forth in the enclosed Prospectus.

We hold KLM NY Registry Shares for your account. A tender of such KLM NY Registry Shares can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all KLM NY Registry Shares held for your account pursuant to the terms and conditions of the Exchange Offer. A form of Instructions is enclosed.

Please note the following:

1. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, May 3, 2004, unless the Exchange Offer is extended. If you wish to tender your KLM NY Registry Shares in the Exchange Offer, please instruct us sufficiently in advance of the expiration date.

2. The Exchange Offer is being made in the United States for all issued and outstanding KLM NY Registry Shares. If you tender your KLM NY Registry Shares in the Exchange Offer, you will receive 11 Air France ADSs and 10 Air France ADWs for every 10 KLM NY Registry Shares validly tendered. KLM New York Registry Shares do not need to be tendered in lots exactly divisible by 10. You will not be permitted to tender your KLM NY Registry Shares in exchange for Air France Shares or Air France Warrants. See “The Offer—Procedures for Tendering—Holders of KLM New York Registry Shares” in the Prospectus. If you wish to tender your KLM NY Registry Shares in exchange for Air France Shares and Air France Warrants, you must contact us directly so that we can arrange for (i) the conversion of your KLM NY Registry Shares into KLM Ordinary Shares in the Netherlands in accordance with the terms applicable to KLM NY Registry Shares, including the payment of conversion fees and expenses and (ii) the tender of the KLM Shares so withdrawn to ABN AMRO, the Dutch Exchange Agent, in accordance with the terms of the Exchange Offer for the KLM Shares in the Netherlands.

3. The Exchange Offer is conditioned upon satisfaction or waiver of the conditions set forth in the Prospectus under the caption “The Offer—Conditions to Completion of the Offer”.

4. If one or more of the offer conditions described in the Prospectus is not fulfilled, Air France may, from time to time and in consultation with KLM, extend the period of time during which the Exchange Offer is open for minimum periods of 10 business days (or such longer minimum period that may be required by law) until all the conditions listed in the Prospectus have been satisfied or waived. If Air France extends the period of time during which the Exchange Offer is open, the Exchange Offer will expire at the latest time and date to which Air France extends the Exchange Offer.

5. Air France may declare the Exchange Offer unconditional if all of the Exchange Offer conditions are satisfied or waived. If the Exchange Offer is declared unconditional, Air France will, if necessary, subject to certain conditions, provide a subsequent offering period of three U.S. business days to 15 Euronext Amsterdam trading days, but in no event more than 20 U.S. business days, following the expiration of the Exchange Offer. A subsequent offering period is an additional period of time, following the expiration of the Exchange Offer, during which any holder of KLM NY Registry Shares may tender KLM NY Registry Shares not tendered in the Exchange Offer. A subsequent period, if one is provided, is not an extension of the Exchange Offer, which already will have been completed, and KLM NY Registry Shares previously tendered and accepted for exchange in the Exchange Offer will not be subject to any further withdrawal rights. During the subsequent offering period, tendering holders of KLM NY Registry Shares will not have withdrawal rights, and Air France will promptly accept for exchange any KLM NY Registry Shares tendered during the subsequent offering period at the same exchange ratio as in the Exchange Offer.

6. No fractional entitlements to Air France ADSs will be issued. Fractional entitlements to Air France ADSs resulting from the exchange of KLM NY Registry Shares will be aggregated by the U.S. Exchange Agent and sold on the New York Stock Exchange (“NYSE”). Cash in lieu of any fractional entitlement to Air France ADSs will be credited to your account from the net proceeds (after deduction of applicable fees, taxes and expenses) of the sale, if any, of Air France ADSs on the NYSE. Round up of fractional entitlements to Air France ADSs is available only to persons who tender certificates evidencing their KLM NY Registry Shares in the Exchange Offer. Please consult the Prospectus for further information on the terms and conditions relating to the round up of fractional entitlements to Air France ADSs.

7. Notwithstanding any other provision of the Exchange Offer, delivery of Air France ADSs and Air France ADWs for KLM NY Registry Shares accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the U.S. Exchange Agent of confirmation (i) from Air France of acceptance of such KLM NY Registry Shares tendered to the U.S. Exchange Agent, (ii) from the depositary under the ADS deposit agreement of receipt of the applicable number of Air France Shares from Air France, and from the custodian under the ADS deposit agreement of receipt of the applicable number of Air France Shares from Air France, and (iii) from the depositary under the ADW deposit agreement of receipt of the applicable number of Air France Warrants from Air France, and from the custodian under the ADW deposit agreement of receipt of the applicable number of Air France Warrants from Air France.

8. The Dutch Civil Code contains a procedure for the squeeze-out of shares owned by minority shareholders of a Dutch public limited liability company, such as KLM. As soon as Air France and its affiliates, other than KLM, hold directly for their own account at least 95% of the issued share capital of KLM, Air France and such affiliates intend to institute proceedings against the minority shareholders of KLM, in order to force those minority shareholders to transfer their KLM NY Registry Shares to Air France. Air France will not be able to commence such proceedings until at least three years after completion of the Exchange Offer. Air France has also retained the right to squeeze out holders of KLM shares by way of a legal merger, legal split or otherwise, although Air France currently has no intention to do so.

If you wish to have us tender any or all of the KLM NY Registry Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your KLM NY Registry Shares, all such KLM NY Registry Shares held in your account will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender your KLM NY Registry Shares to the U.S. Exchange Agent on your behalf prior to 5:00 p.m., New York City time, on Monday, May 3, 2004.

3

INSTRUCTIONS WITH RESPECT TO

THE OFFER TO EXCHANGE

All of the Outstanding New York Registry Shares

of

KLM ROYAL DUTCH AIRLINES

for

American Depositary Shares Representing Ordinary Shares

and

American Depositary Warrants Representing Warrants

of

SOCIÉTÉ AIR FRANCE

The undersigned acknowledge(s) receipt of (a) your letter and (b) the Prospectus, dated April 5, 2004 (the “Prospectus”), in connection with the offer by société Air France, a company organized under the laws of the Republic of France (“Air France”), to exchange every ten (10) outstanding New York Registry Shares (the “KLM NY Registry Shares”), of KLM Royal Dutch Airlines, a corporation organized under the laws of the Netherlands (“KLM”), for 11 American Depositary Shares (the “Air France ADSs”), each Air France ADS representing the right to receive one (1) ordinary share, nominal value €8.50 per share (an “Air France Share”), and 10 American Depositary Warrants (the “Air France ADWs”), each Air France ADW representing the right to receive one (1) warrant (an “Air France Warrant”) of Air France, in each case, upon the terms and subject to the conditions set forth in the Prospectus.

The undersigned hereby instructs you to tender to Air France (through Citibank, N.A., as U.S. Exchange Agent) the number of KLM NY Registry Shares indicated on the reverse side of these Instructions (or if no number is indicated below, all KLM NY Registry Shares held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus.

Total Number of KLM NY Registry Shares to be Tendered*:

Date:

SIGN HERE
Signature(s):

Print Name(s):

Print Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

*	Unless otherwise indicated, it will be assumed that all of your KLM NY Registry Shares held by us for your account are to be tendered. KLM NY Registry Shares do not need to be tendered in lots exactly divisible by 10.